                                  SCHEDULE 14A

                                 (Rule 14a-101)
                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/ Filed by a Party other than the Registrant
      / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or Rule14a-12
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))

                         BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box)

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(l)
           and 0-11.
           1)   Title of each class of securities to which transaction
                applies:
                ----------------------------------------------------------
           2)   Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           4)   Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           5)   Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)   Amount Previously Paid:
                ----------------------------------------------------------
           2)   Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           3)   Filing Party:
                ----------------------------------------------------------
           4)   Date Filed:
                ----------------------------------------------------------

                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                          APRIL 18, 2002 AT 11:00 A.M.

Notice to: Stockholders of BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Boston Private Financial Holdings, Inc. (the "Company") will be held at Ten Post Office Square, 2nd Floor, Boston, Massachusetts 02109, on Thursday, April 18, 2002 at 11:00 a.m., for the following purposes:

    1.  To elect four (4) Class II Directors of the Company;

    2. To ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2002;

    3. To consider and act upon any other matter which may properly come before the Meeting or any adjournment or postponement thereof.

    Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, the Meeting may be adjourned or postponed.

    The Board of Directors has fixed the close of business on February 28, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

    WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE AND SIGN THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY PROXY MAY BE REVOKED BY DELIVERY OF A LATER DATED PROXY. STOCKHOLDERS OF RECORD WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY DELIVERED A PROXY.

                                          By Order of the Board of Directors

                                          MARGARET W. CHAMBERS
                                          CLERK

Boston, Massachusetts
Dated: March 12, 2002

                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                             TEN POST OFFICE SQUARE
                          BOSTON, MASSACHUSETTS 02109
                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, APRIL 18, 2002
                            ------------------------

                                    GENERAL

    This Proxy Statement is furnished to the stockholders of Boston Private Financial Holdings, Inc., a Massachusetts corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") from holders of the outstanding shares of the common stock, par value $1.00 per share (the "Common Stock"), of the Company for use at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held on April 18, 2002 at 11:00 a.m. Boston time, at Ten Post Office Square, 2nd Floor, Boston, Massachusetts 02109 and at any adjournment or postponement thereof, for the purposes set forth herein.

    The Notice of Annual Meeting of Stockholders, this Proxy Statement and the accompanying proxy are first being sent to stockholders on or about March 12, 2002.

    The shares represented by the enclosed proxy will be voted as specified therein if the proxy is properly executed and received prior to the Meeting and not properly revoked. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the nominees to the Board of Directors and FOR the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2002. In accordance with Securities and Exchange Commission (the "Commission") rules, boxes and instructions are provided on the enclosed proxy card for stockholders to mark if they wish (i) either to vote "for" or to "withhold authority" to vote for one or more of the Company's nominees for directors and (ii) either to vote "for" or "against" the ratification of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2002. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

    A stockholder of record may revoke a proxy by filing an instrument of revocation with the Company at Ten Post Office Square, Boston, Massachusetts 02109, Attention: Clerk, by filing a duly executed proxy bearing a later date or by appearing in person at the Meeting and withdrawing the proxy.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                               VOTING AND QUORUM

    The Board of Directors has fixed the close of business on February 28, 2002, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the Record Date 22,324,637 shares of common stock were outstanding and entitled to vote at the Meeting and there were 771 stockholders of record.

    The holders of each share of common stock outstanding as of the close of business on the Record Date shall be entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Transferees after such date will not be entitled to vote at the Meeting. Each holder of common stock is entitled to one vote for each share held of record for each matter properly submitted for consideration at the Meeting. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of common stock constitutes a quorum for the transaction of business at the Meeting. Abstentions and "broker non-votes" (that is, shares represented at the meeting which are held by a broker or nominee and as to which
(i) instructions have not been received from the beneficial owner or the person entitled to vote and (ii) the broker or nominee does not have discretionary voting power) shall be treated as shares that are present and entitled to vote with respect to such matters for purposes of determining whether a quorum is present. With respect to the election of directors, such election shall be determined by a plurality of votes cast by stockholders. Shares represented by a proxy that withholds authority to vote for a particular nominee or nominees and broker non-votes will be disregarded in determining the "votes cast" for the election of directors and will not affect the election of the nominees. With respect to the proposal to ratify the selection of KPMG LLP as the Company's independent auditors for fiscal year ending December 31, 2002, the affirmative vote of a majority of the shares of common stock present or represented by proxy at the Meeting and voting on the matter is required to ratify the selection of the Company's independent auditors. Abstentions and broker non-votes will not impact the ratification of the selection of the Company's independent auditors.

                                 ANNUAL REPORT

    All holders of record are being sent herewith a copy of the Company's 2001 Annual Report, which contains audited financial statements of the Company for the fiscal years ended December 31, 2001, 2000 and 1999, and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Commission on or about March 11, 2002. These reports, however, are not part of the proxy soliciting material.

                                  PROPOSAL 1.
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company consists of twelve members divided into three classes, with each class elected for a three-year term. One class of directors is elected by the Company's stockholders at each annual meeting of stockholders. At the Meeting, four Class II Directors will be elected to serve until the 2005 annual meeting and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. The Board of Directors has nominated Arthur J. Bauernfeind, Peter C. Bennett, C. Michael Hazard, and Walter M. Pressey for re-election as Class II Directors. Each nominee has agreed to continue to serve as a director if re-elected. If any nominee shall become unavailable for any reason, all proxies will be voted for the election of such other person as the Board of Directors may recommend.

    Unless otherwise instructed, the persons named in the proxy will vote the shares to which the proxy relates FOR the election of the nominees to the Board of Directors.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE FOUR NOMINEES OF THE BOARD OF DIRECTORS AS CLASS II DIRECTORS OF THE COMPANY.

                        INFORMATION REGARDING DIRECTORS

    The following table sets forth certain information regarding the directors of the Company, including the nominees for election at the Meeting as Class II Directors, based on information furnished by them to the Company:

                                                                                             DIRECTOR
                                                                                    AGE       SINCE
                                                                                  --------   --------
CLASS I--TERM EXPIRES 2004
Eugene S. Colangelo(1)......................................  Westborough, MA     53           1987
Harold A. Fick..............................................  Hillsborough, CA    62           2001
Allen Sinai.................................................  Lexington, MA       62           1995
Timothy L. Vaill............................................  Andover, MA         60           1993

CLASS II--TERM EXPIRES 2002
Arthur J. Bauernfeind(2)....................................  Boston, MA          64           1997
Peter C. Bennett(1)(2)......................................  Hingham, MA         62           1986
C. Michael Hazard(2)........................................  Boston, MA          70           1997
Walter M. Pressey(2)........................................  Belmont, MA         57           2001

CLASS III--TERM EXPIRES 2003
Herbert S. Alexander........................................  Westborough, MA     59           1991
Lynn Thompson Hoffman.......................................  Santa Fe, NM        52           1994
Richard N. Thielen..........................................  Sunapee, NH         61           1999
Charles O. Wood, III........................................  Cambridge, MA       63           1989

------------------------

(1) Includes service as a director of Boston Private Bank & Trust Company ("Boston Private Bank") prior to the formation of the holding company structure in 1988.

(2) Nominee for re-election.

    The principal occupation and business experience during the last five years of each director and nominee for re-election as Class II Directors is set forth below:

    HERBERT S. ALEXANDER, CPA. Mr. Alexander is founder, President and Chief Executive Officer of Alexander, Aronson, Finning & Co., P.C., a firm of certified public accountants and consultants established in 1973. He serves on the Alumni Board of Boston University School of Management and on the Investment Committee of Morgan Memorial Goodwill Industries in Boston, Massachusetts, and formerly on the Board of Directors of the Massachusetts Society of Certified Public Accountants and the Massachusetts Easter Seal Society. Additionally, he is a member of the Advisory Council of the Northeastern University Graduate School of Professional Accounting, Co-Chair of the YWCA of Central Massachusetts Capital Campaign and Chair of the Easter Seals Annual Campaign in Central Massachusetts.

    ARTHUR J. BAUERNFEIND. Mr. Bauernfeind is Chief Executive Officer and Chairman of Westfield Capital Management Company, LLC ("Westfield Capital"), a wholly-owned subsidiary of the Company. He joined Westfield Capital in 1990, and is an Investment Strategist and Portfolio Manager with direct responsibility for covering transportation, banking and finance, economics and fixed income markets. Mr. Bauernfeind is a Trustee of Murray State University and in 1998, was awarded an honorary Doctorate of Humane Letters from Murray State as well. Additionally, Mr. Bauernfeind is a former President of the Boston Economic Club and a member of the Boston Security Analysts Society.

    PETER C. BENNETT. Mr. Bennett is a private investor and former Executive Vice President and Director of State Street Research & Management Company where he was a senior executive from 1984 to the past year when he retired.
Mr. Bennett is Chairman of the Board of Directors of Christian

Camps & Conferences, Inc., Boston, Massachusetts, and is Chairman of the Board of Trustees of Gordon College where he also acts as Chairman of the Investment Committee. Additionally, he resides on the Board of Advisors of Business Technology Alliance in Boston, and he is a member of the Boards of Directors of AssetStream, Woburn, Massachusetts, and Expert Publishing Systems, Novato, California.

    EUGENE S. COLANGELO. Mr. Colangelo is Chairman of the Board of Julio Enterprises and has served as such since the early 1980s. Julio Enterprises, a conglomerate headquartered in Westborough, Massachusetts, operates numerous businesses including retail, publishing and real estate. He is a member of the Board of Directors of Morgan Memorial Goodwill Industries in Boston, Massachusetts, and currently its Chairman of the Retail Oversight Committee. Mr. Colangelo serves as Chairman of the Board of Directors of Boston Private Bank.

    HAROLD A. FICK. Mr. Fick joined the Management Training Program at the Bank of California in 1963 and subsequently served in various positions including Planning Officer and Budget Director. In 1969, he joined Redwood Bank to open that bank's San Mateo office at which he served as Vice President and Manager until March 1978, transferring to the Corporate Banking Division until his association with Borel Private Bank & Trust Company ("Borel"), of which he was a founder, in 1979. He retired as Chief Executive Officer of Borel in 1999, but continues to serve as a Director and Vice Chairman of the Board of Borel.

    C. MICHAEL HAZARD. Mr. Hazard is Vice Chairman of the Company. Formerly he was Chairman, Chief Executive Officer and Chief Investment Officer of Westfield Capital since the firm was founded in 1989 until year-end 2000. Mr. Hazard is past President of Healthcare Analysts of Boston and a member of the Finance Committee and Chairman of the Investment Committee of South County Hospital in Wakefield, Rhode Island. Additionally, Mr. Hazard serves as a member of the Board of Directors of Westfield Capital, RINET Company, LLC ("RINET"), Sand Hill and Boston Private Value Investors, Inc. ("Boston Private Value"). Mr. Hazard is a member of the investment committee of The Rhode Island Foundation and is a founding member, director and President of The Friends of the South Ferry Church Association. He is also a trustee of The Hazard Family Foundation.

    LYNN THOMPSON HOFFMAN. Mrs. Hoffman is an attorney and private investor. A former investment banker with Paine Webber and publisher with Houghton Mifflin Company, Mrs. Hoffman served as Director of First Mutual Bank, the American Association of Publishers and the Massachusetts Society for the Prevention of Cruelty to Children where she chaired the Finance and Investment Committee. She also served as Overseer of the New England Conservatory, Harvard Community Health Plan, and Babson College and was the past President of the Shirley Eustis House Association. Mrs. Hoffman is a Director of the Museum of New Mexico Foundation and serves on the Finance and Investment Committees. She resides in Santa Fe, New Mexico.

    WALTER M. PRESSEY. Walter M. Pressey joined the Company in 1996 and is President and Chief Financial Officer of the Company, as well as Executive Vice President of Boston Private Bank. Prior to joining the Company, Mr. Pressey served in various senior executive capacities with Boston Safe Deposit and Trust Company and its parent, The Boston Company. His career at The Boston Company spanned twenty-six years and included, among other assignments: Treasurer and Chief Financial Officer of The Boston Company and its subsidiaries, Chief Planning Officer of The Boston Company, and Manager of Cash Management Services. Mr. Pressey serves as Vice Chairman and Treasurer on the Board of Trustees of the Center for Blood Research, a non-profit medical research firm affiliated with the Harvard Medical School and Children's Hospital in Boston. He also is a member of the Board of Governors of the Harvard Business School Alumni Association of Boston, a director of the Harvard Alumni Association and a director of the Harvard Business School Alumni Association. Mr. Pressey also serves as Secretary and Director of Financial Executives International of Boston. Formerly, Mr. Pressey was President of the Treasurers Club of Boston and served as Founder, Director and

Treasurer of the Foundation for Belmont Education. He also was Trustee and Treasurer of the Massachusetts Horticultural Society.

    DR. ALLEN SINAI. Dr. Sinai is President, Chief Executive Officer and Chief Global Economist, Decision Economics, Inc. ("DE") and Global Chief Economist and Senior Vice President, Global Insight, Inc. (GII). Dr. Sinai is responsible for the DE forecasts and analyses of the U.S. and world economic and financial markets and translating this information for use in bottom-line decisions by senior level decision-makers in financial institutions, corporations and government. Previously, Dr. Sinai served for over 13 years at Lehman Brothers, where he was Managing Director and Chief Global Economist, and the Director of Lehman Brothers Global Economics; also as Executive Vice President and Chief Economist of The Boston Company, a subsidiary of Shearson Lehman Brothers. Prior to Lehman Brothers, Dr. Sinai was Chief Financial Economist and Senior Vice President at the Lexington, Massachusetts based Data Resources, Inc. (DRI).
Dr. Sinai has taught at numerous universities, including Brandeis, the Massachusetts Institute of Technology, Boston University, New York University and the University of Illinois-Chicago. He is a past President and Fellow of the Eastern Economic Association. He has been Chairman of the Committee on Developing American Capitalism (CODAC) and is a member of the Time Magazine Board of Economists.

    RICHARD N. THIELEN. In October 1999, the Company acquired RINET, which was founded by Mr. Thielen in 1974. Mr. Thielen has served as President and Chief Executive Officer of RINET since its inception. He is a Certified Public Accountant in Massachusetts and a member of the American Institute of Certified Public Accountants. Prior to the formation of RINET, Mr. Thielen was employed by Price Waterhouse & Company from 1965 through 1972 and by Continental Investment Company, a Boston-based financial services, NYSE-member company, until 1974. He served on the Board of Directors of Plymouth Rubber Company (ASE) and First Union Real Estate Investments (NYSE) in the past. In 2000, Mr. Thielen was elected as Trustee of Colby-Sawyer College, located in New London, New Hampshire. In 2001, Mr. Thielen was elected to serve as a Corporator at New England Baptist Hospital.

    TIMOTHY L. VAILL. Mr. Vaill is Chairman of the Board of Directors and Chief Executive Officer of the Company, which he joined on January 1, 1993. He is also Chief Executive Officer of the Bank, and serves as Chairman of the Board of Directors RINET Company, Sand Hill Advisors and Borel Private Bank & Trust Company. He is a Director of Boston Private Bank, Westfield Capital and Boston Private Value Investors, Inc. Prior to joining the Company, Mr. Vaill was President of Boston Safe Deposit & Trust Company, and Executive Vice President of its parent, The Boston Company, serving as a director of both companies. He was with The Boston Company in various executive capacities for 18 years, and among other assignments, directed all of its international activities. In 1992, Mr. Vaill served in a senior consulting capacity for Fidelity Investments in Boston where he created a new business for the high net worth marketplace.
Mr. Vaill serves on the Board of The Schreiber Corporation and is a Director for the Junior Achievement Foundation in New York. He serves as a Director for the Boston Ten Point Coalition, the New England Aquarium, and the Board of Trustees at Bay State College in Boston.

    CHARLES O. WOOD, III. Mr. Wood has 40 years of experience in business management and private investment. A director of Boston Private Bank and the Company since June 1989, Mr. Wood served as chair of both boards from December 1991 until his resignation as chair of the Boston Private Bank board in December 1998 and as chair of Boston Private Financial Holdings, Inc. in February 1999. Currently a director of JLG Industries, Inc., he is also an investor in and director of many early stage businesses. Early in his career
Mr. Wood was associated with a family business, T.B. Wood's Sons Company, and for 15 years was its CEO and board chairman. A graduate of Yale University, Mr. Wood is also active in philanthropic affairs.

BOARD OF DIRECTORS MEETINGS

    The Board of Directors held seven meetings during 2001. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of which he or she was a member in 2001.

DIRECTOR NOMINATIONS

    Directors of the Company are nominated in accordance with the Company's By-laws, which provide that directors may be nominated (i) by a majority of the Board of Directors or (ii) by any holder of record of any shares of the capital stock of the Company entitled to vote at the annual meeting of stockholders. Any stockholder who seeks to make such a nomination must be present in person at such Annual Meeting and must comply with the notice provisions set forth below under "SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING."

COMMITTEES OF THE BOARD OF DIRECTORS

    The standing committees of the Board of Directors include the Audit Committee and the Compensation Committee.

    The Audit Committee, among other things, makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, reviews the adequacy of the Company's internal accounting controls and performs such other oversight functions as may be requested from time to time by the Board of Directors. The present members of this committee are Herbert S. Alexander, Chair, Peter C. Bennett, Vice Chair, and Allen Sinai. The Audit Committee held four (4) meetings during 2001.

    The Compensation Committee provides guidance to management and the Board of Directors on matters of executive compensation and related benefits, and makes recommendations to the Board of Directors where necessary on all compensation and benefits programs of the Company. The present members of this committee are Peter C. Bennett, Chair, Allen Sinai, Vice Chair, and Eugene S. Colangelo. The Compensation Committee held four meetings during 2001.

COMPENSATION OF DIRECTORS

    Directors of the Company, who are not full-time employees of the Company or any of its subsidiaries, will receive compensation under a compensation program which became effective January 2000. This compensation applies for service on the Company's Board as well as for each Boston Private affiliate on which each director serves. The program allows for compensation to be phased in over a three-year period, which began on June 1, 2000.

    Pursuant to this program, Directors of the Company who are not full-time employees of the Company or any of its subsidiaries, in the initial 12-month period received compensation as follows: if the Chairman of the Board of Directors is not a full-time employee of the Company, he or she will receive an annual retainer fee of $12,000; the Lead Director, Charles O. Wood, III, received an annual retainer fee of $10,000; and each of the other eligible directors received an annual retainer fee of $8,000. This annual retainer fee, at the option of the director, is payable 50% in cash and 50% in common stock of the Company or 100% in such stock of the Company. These annual retainer fees were increased on June 1, 2001 to $13,500, $11,250 and $9,000, respectively, and will be increased on June 1, 2002 to $15,000, $12,500 and $10,000, respectively. In addition, non-employee directors who serve as committee members receive an annual retainer fee, payable in cash, of $2,000 for each committee on which they serve. Chairpersons of committees receive an additional annual retainer fee, payable in cash, of $2,000. In addition to the foregoing, any outside director serving simultaneously as a member of the Board of Directors of the Company and the Board of Directors of a subsidiary may receive retainer fees for each Board on which he or she serves.

    Directors are also eligible to receive options to purchase Common Stock under the Directors' Stock Option Plan (the "Directors' Plan"). Annually, on or about May 1, each non-employee director is automatically granted an option to purchase 3,000 shares of common stock, pursuant to the terms and conditions of the Directors' Plan. The number of shares of common stock subject to option grants was increased to 5,000 for 2002.

THE DIRECTORS' STOCK OPTION PLAN

    The Directors' Plan became effective on March 31, 1993, with 90,000 shares of common stock reserved for issuance thereunder. In 1995, the Directors' Plan was amended to provide for an additional 110,000 shares of common stock to be reserved for issuance thereunder. On January 28, 1998, the Board of Directors voted to amend and restate the Directors' Plan to reserve for issuance thereunder such aggregate number of shares of common stock as does not exceed one percent (1%) of the total shares of outstanding common stock of the Company as of the last business day of the preceding fiscal year. The stockholders approved this amended and restated Directors' Plan at the Annual Meeting of Stockholders held on April 22, 1998. Effective as of January 2000, the Directors' Plan was amended to allow for the issuance of stock awards and to provide that non-employee directors may elect to receive a portion of their annual retainers as described above.

    During 2001, 155,809 additional shares of common stock were available to issue. Of this, an aggregate of 12,052 shares were issued to directors who selected common stock as part of their compensation package and an aggregate of 51,000 stock options were issued. Options for an aggregate of 11,800 shares were exercised during 2001.

    Pursuant to the terms of the Directors' Plan, the exercise price of an option may not be less than 100% of the fair market value of the common stock at the time the option is granted. All options granted under the Directors' Plan are non-qualified stock options and are not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. Generally, stock options granted under the Directors' Plan will be exercisable not earlier than one year and not later than ten years after the date they are granted.

                    INFORMATION REGARDING EXECUTIVE OFFICERS

    The following table lists the name, age and position of each executive officer of the Company.

NAME                               AGE                                POSITION
----                             --------   ------------------------------------------------------------
Arthur J. Bauernfeind..........     64      Chairman and Chief Executive Officer, Westfield Capital;
                                            Director of the Company
Ronald G. Fick.................     61      Chief Executive Officer, President and director of Borel
                                            Private Bank & Trust Company
C. Michael Hazard..............     70      Vice Chairman of the Company; Director of the Company
Walter M. Pressey..............     57      President and Chief Financial Officer; Director of the
                                            Company
Richard N. Thielen.............     61      Chairman and Chief Executive Officer, RINET; Director of the
                                            Company
Timothy L. Vaill...............     60      Chairman of the Board of Directors and Chief Executive
                                            Officer; Director of the Company; Director of Boston Private
                                            Bank, Westfield Capital, RINET, Sand Hill Advisors, and
                                            Borel Private Bank &Trust Company

    Pursuant to the By-laws of the Company, the President, Treasurer and Clerk of the Company hold office until the first meeting of the directors following the next annual meeting of stockholders, or any special meeting held in lieu thereof. Other officers shall hold office for the same such term as described above, unless a shorter term is specified in the vote electing or appointing them.

    RONALD G. FICK. Mr. Fick is Chief Executive Officer, President and a director of Borel Private Bank & Trust Company. Mr. Fick's banking and trust experience commenced in 1963 when he joined Wells Fargo Bank, serving initially in the Agency Department of the bank's headquarters office. Between 1967 and 1971, Mr. Fick was Assistant Manager of Wells Fargo's San Mateo District Trust Office and in 1971 he became Manager of that office as well as Assistant Vice President and Trust Officer of Wells Fargo. In 1974, Mr. Fick was promoted to Vice President and Trust Officer and in November of 1978 was named Manager of Wells Fargo Bank's San Francisco Trust Real Estate Office. In July of 1979,
Mr. Fick became Manager of Wells Fargo's Trust Real Estate Department for Northern California, a position he held until leaving Wells Fargo Bank to join Borel. Mr. Fick's previous positions at Borel have included Executive Vice President and Senior Trust Officer in charge of the Trust Department as well as Chief Financial Officer and Corporate Secretary. He is also an owner of L'Armee Suisse, an antique business, Chairman of the Board of Concar Enterprises, Inc., a real estate business holding corporation, and a director of Annabelle Candy Company and serves on the Citizens' Advisory Audit Committee for the town of Atherton.

    For biographical information regarding the other executive officers of the Company, see "INFORMATION REGARDING DIRECTORS".

                       COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION. The following table sets forth information concerning the compensation earned during each of the fiscal years ended December 31, 2001, 2000, and 1999, respectively, paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                                                                             AWARDS
                                                                                    -------------------------
                                                                       OTHER         RESTRICTED    SECURITIES
                                                        BONUS         ANNUAL           STOCK       UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY($)       ($)(1)    COMPENSATION($)   AWARDS($)(2)   OPTIONS(#)   COMPENSATION($)
---------------------------  --------   ---------      --------   ---------------   ------------   ----------   ---------------
Timothy L. Vaill .........     2001      380,000       570,000             --         847,278(3)     60,000         24,397(4)
  Chief Executive Officer      2000      345,000       501,208             --         142,375        50,000         24,397(4)
                               1999      330,000       401,000             --         120,000        45,000         24,147(5)

Arthur J. Bauernfeind ....     2001      575,000            --             --              --        15,000               (6)
  Chairman and Chief           2000      350,236         1,208             --              --         5,000         26,979(7)
  Executive Officer,           1999      350,236        34,213        366,787(8)           --        10,000         24,965(7)
  Westfield Capital

C. Michael Hazard ........     2001      100,000       250,000             --              --        15,000             --
  Vice Chairman                2000      431,037         1,208             --              --        15,000         26,979(7)
                               1999      431,037        42,875        503,113(8)           --        15,000         24,965(7)

Walter M. Pressey ........     2001      225,000       300,000             --          72,000(9)     12,000          5,100(10)
  President and Chief          2000      175,000       101,208             --          28,500        10,209          5,250(10)
  Financial Officer            1999      165,000        55,750             --          20,000         7,500          5,000(10)

Richard N. Thielen .......     2001      275,706        69,000             --              --            --          5,100(10)
  President and Chief          2000      258,500        59,912             --              --         5,000          5,100(10)
  Executive Officer, RINET     1999      281,943(11)   214,170             --              --            --          4,800(10)

--------------------------

(1) Includes Company-wide Longevity Bonus Awards of $1,000 paid in each of 1999 and 2000 to Messrs. Vaill, Bauernfeind and Hazard, and $750 in each of 1999 and 2000 to Mr. Pressey, and $1,000 in each of 1999 and 2000 to Mr. Thielen.

(2) The value of restricted stock is calculated utilizing the closing market price on the date of grant. Restricted stock awards are fully vested three years from the date of award. Dividends are paid on issued shares of restricted stock.

(3) At December 31, 2001, Mr. Vaill held 76,610 shares of restricted stock with an aggregate value of $1,109,653 based upon the closing price on the respective dates of grant.

(4) Includes a $5,250 matching contribution by the Company to Mr. Vaill's 401(k) and $19,147 in insurance premiums.

(5) Includes a $5,000 matching contribution by the Company to Mr. Vaill's 401(k) and $19,147 in insurance premiums.

(6) The Company's matching contribution to the Westfield profit-sharing plan for the 2001 plan year have not yet been determined.

(7) Represents contributions made by the Company to Westfield's profit-sharing plan for the benefit of the executive.

(8) Represents annual share of performance fee bonus allocation of the annual limited partnership bonus pool. For a description of this fee, see "Agreements with Executive Officers" below.

(9) At December 31, 2001, Mr. Pressey held 9,903 shares of restricted stock with an aggregate value of $120,500 based upon the closing price on the respective dates of grant.

(10) Represents contributions made by the Company to the executive's 401(k) account.

(11) Includes $44,179 for compensation paid by the Company and $237,763 paid by RINET prior to the merger of RINET on October 15, 1999.

    OPTION GRANTS. The following table sets forth information concerning the individual grants of options to purchase common stock to the named executive officers during the fiscal year ended December 31, 2001.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                   POTENTIAL REALIZED
                                                                                                    VALUE AT ASSUMED
                                                                                                    ANNUAL RATES OF
                                       TOTAL             PERCENT OF                                   STOCK PRICE
                                     NUMBER OF             OPTIONS        EXERCISE                  APPRECIATION FOR
                                     SECURITIES          GRANTED TO       OR BASE                     OPTION TERM
                                 UNDERLYING OPTIONS     EMPLOYEES IN       PRICE     EXPIRATION   --------------------
NAME                               GRANTED(#)(1)      FISCAL YEAR(%)(2)    ($/SH)       DATE       5%($)      10%($)
----                             ------------------   -----------------   --------   ----------   --------   ---------
Timothy L. Vaill...............        60,000                11.6          18.719      1/18/11    706,337    1,789,996
Arthur J. Bauernfeind..........        15,000                 2.9          18.719      1/18/11    176,584      447,499
C. Michael Hazard..............        15,000                 2.9          18.719      1/18/11    176,584      447,499
Walter M. Pressey..............        12,000                 2.3          18.719      1/18/11    141,267      357,999
Richard N. Thielen.............            --                   0              --           --         --           --

------------------------

(1) These options vest annually in four equal installments beginning on the date of grant.

(2) The calculation of such percentages does not include 229,998 options issued in connection with the acquisition of Borel.

    OPTION EXERCISES AND HOLDINGS. The following table sets forth information concerning each exercise of options to purchase common stock during the fiscal year ended December 31, 2001 by each of the named executive officers and the fiscal year-end number and value of unexercised options to purchase common stock.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                VALUE OF
                                                                  NUMBER OF                   UNEXERCISED
                                SHARES                           UNEXERCISED                  IN-THE-MONEY
                               ACQUIRED                       OPTION AT FISCAL              OPTION AT FISCAL
                                  ON           VALUE             YEAR END(#)                  YEAR END($)
NAME                          EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
----                          -----------   -----------   -------------------------   ----------------------------
Timothy L. Vaill............     30,000       243,750          240,952 / 84,250          4,788,921 / 1,674,469
Arthur J. Bauernfeind.......         --            --            10,750 / 5,000               213,656 / 99,375
C. Michael Hazard...........         --            --           23,250 / 22,500              462,094 / 447,188
Walter M. Pressey...........         --            --           48,730 / 17,229              968,509 / 342,426
Richard N. Thielen..........         --            --             2,500 / 2,500                49,688 / 49,688

------------------------

(1) Based on the closing price of $22.07 on the NASDAQ National Market System on December 31, 2001, less the exercise price of the option award. Unless exercised, options expire ten years from the date granted.

                  SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

    The Company and Mr. Vaill entered into a Supplemental Executive Retirement Agreement. The Supplemental Executive Retirement Agreement provides for payments upon retirement or termination of Mr. Vaill. The following table illustrates annual retirement benefits at age 65 available for the various levels of compensation. The amounts listed in the table below are based upon the assumption the agreement continues in its present form. Amounts paid pursuant to the agreement are subject to withholding for any applicable taxes.

                                                              YEARS OF SERVICE
                     FINAL AVERAGE PAY                               15
                     -----------------                        ----------------
125,000.....................................................       $21,881
150,000.....................................................       $26,258
175,000.....................................................       $30,634
200,000.....................................................       $35,010
225,000.....................................................       $39,396
250,000.....................................................       $43,763
300,000.....................................................       $52,515
400,000.....................................................       $70,020
450,000.....................................................       $78,773
500,000.....................................................       $87,525

------------------------

(1) The benefits in the above table are calculated as a product of: (i) 1.167%,
    (ii) the number of years of service and (iii) Mr. Vaill's Final Average Pay.

(2) Final Average Pay for purposes of this table is based on the three consecutive calendar year period ending with the year immediately preceding the year in which Mr. Vaill's employment is terminated.

(3) Mr. Vaill's Supplemental Executive Retirement Agreement provides for a maximum of 15 Years of Service in calculating the retirement benefits under the agreement.

(4) Mr. Vaill currently has approximately nine years of credited service.

(5) Mr. Vaill will not be vested in any of the benefits set forth above if he departs the Company prior to age 61. Beginning at age 61, Mr. Vaill will vest 20% each year in his retirement benefit and will have vested 100% in the benefit upon age 65.

EXECUTIVE SALARY CONTINUATION AGREEMENTS

    Borel entered into Executive Salary Continuation Agreements with
Messrs. Harold and Ronald Fick in December 1988. As part of the acquisition of Borel, the Company assumed these Executive Salary Continuation Agreements. The Executive Salary Continuation Agreements provide that Borel will pay Harold Fick or Ronald Fick, respectively, a portion of their respective annual salaries for a period of 13 years from the date of retirement. Harold Fick began receiving monthly payments of approximately $6,250 under his Executive Salary Continuation Agreement upon his retirement from Borel in 2001. Harold Fick's Agreement provides for an aggregate of 156 monthly payments. Ronald Fick is fully vested in his benefits under his Executive Salary Continuation Agreement. Under Ronald Fick's Executive Salary Continuation Agreement, upon his retirement or in the event he is terminated without cause, he will receive $5,000 per month for 156 months. Such amount may be adjusted annually for changes in the federal cost of living index.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                  COMPENSATION

    The Compensation Committee of the Board of Directors is comprised of the following non-employee Directors of the Company: Peter C. Bennett, Chair, Allen Sinai, Vice Chair, and Eugene S. Colangelo. Herbert S. Alexander also served as a member of the Compensation Committee until April, 2001. The Committee provides guidance to management and the Board of Directors on matters of executive compensation and related benefits, and makes recommendations to the Board of Directors where necessary on all compensation and benefits programs of the Company.

STATEMENT OF COMPENSATION PHILOSOPHY

    COMPENSATION STRATEGY. The Board of Directors and the Compensation Committee compensate members of senior management for their contributions to the Company over both the short and the long term, and provide incentives to maximize their performance. Executive compensation is designed to create a performance-oriented environment that differentiates awards based on performance, aligns the interests of senior management with those of the stockholders, attracts and retains key executives critical to the long-term success of the Company and provides compensation opportunities which are fully competitive with those offered in the marketplace. The Compensation Committee reviews compensation studies developed by compensation and benefits consultants hired by the Company to determine the competitiveness of its executive compensation program. The relevant market used for compensation analysis includes regional banks of comparable size with a similar business mix, private banking organizations within larger banks, investment management and advisory firms, and financial planning firms. When compared to the mid-range of the relevant market, base salaries are targeted to be at or somewhat below the market, while performance-based compensation, which includes both short-term and long-term incentives, are targeted to be at or above the market.

    BASE SALARIES. The purpose of base salary is to attract and retain key executives who are critical to the Company's long-term success by providing a basic level of income comparable to or somewhat below that of executives in similar positions, as well as taking into account the individual's performance and experience. Normal cost of living and appropriate merit adjustments are made periodically. Increases in base salary are also made as a result of significant increases in duties and responsibilities, if the Compensation Committee deems such increases appropriate.

    SHORT-TERM INCENTIVES. The purpose of the Company's short-term incentive plans is to motivate and reward executives for the achievement of earnings, sales and growth targets, as well as strategic initiatives in a given year in support of a "pay for performance" philosophy. Under this philosophy, the Compensation Committee awards incentive payments in its discretion based on results in three basic performance areas: overall company success, business line sales growth and contribution to overall profitability, and individual performance. Performance is measured primarily on results achieved against internal and external goals, taking into account key indicators such as earnings per share and return on equity, and performance measures as determined by the Compensation Committee each year.

    LONG-TERM STOCK INCENTIVES. Stock option grants, restricted stock awards and other stock-based grants and awards are made under the Company's 1997 Long-Term Incentive Plan. The purpose of the Company's stock incentive plan is to provide executives opportunities to acquire an ownership interest in the Company. The Compensation Committee believes that ownership of Company common stock will provide an incentive to achieve increases in stockholders value over the long-term and will assure a closer identification of senior management with the Company's stockholders by providing them with a more direct stake in the Company's economic success and by aligning the interests of senior management with those of the Company's stockholders.

    The Company allocates a pool of awards to the executives and employees of each subsidiary. The number of shares and kinds of awards granted to an executive are based upon a number of factors, including the level of responsibility, individual performance, the Company's performance, the value of the options and awards in relation to the individual's base salary and total compensation versus similar positions in the market, and the amounts and kinds of prior awards. No specific objective formula is used, however, to determine the amount of each specific award.

    Stock options are awarded at the fair market value on the date of the grant, so that the gains for the executive officers are comparable to those of a stockholder purchasing a share of Common Stock on the same date. Generally, options vest in one-quarter increments, beginning on the date of the grant, and generally expire ten years from the date of the grant. In February of 2001, the Compensation Committee made annual grants of stock options to the Chief Executive Officer and other members of senior management, including the Named Executive Officers.

    In order to retain certain executives who are critical to the strategic and business initiatives contributing to the long-term success of the Company, the Company has awarded them restricted stock that generally vest over a three years from the date of the award. In December 2001, the Compensation Committee made awards of restricted stock to the Chief Executive Officer and other members of senior management, including the Named Executive Officers.

COMPENSATION OF TIMOTHY L. VAILL, CHIEF EXECUTIVE OFFICER

    The compensation paid to Timothy L. Vaill, the Chief Executive Officer of the Company and Boston Private Bank, consisted of his annual base salary, a cash bonus, awards of stock options and restricted stock. For 2001, the Committee considered the following factors in determining the compensation to be paid to Mr. Vaill: the Company's overall performance, return on equity and earnings per share results; Mr. Vaill's performance against personal goals in four areas including financial earnings, shareholder value, business development and leadership abilities; and, the compensation of chief executive officers at similar institutions. Based on these factors, Mr. Vaill's annual compensation, consisting of base salary and an annual performance incentive in the form of a cash bonus, was increased approximately 12.3% during 2001, and he was awarded 20,000 restricted shares of common stock and options to acquire 60,000 shares of common stock.

                    The Compensation Committee of the Board

         PETER C. BENNETT         EUGENE S. COLANGELO        ALLEN SINAI

AGREEMENTS WITH EXECUTIVE OFFICERS AND DIRECTORS

    The Company entered into an Executive Employment Agreement effective
January 1, 1996 (the "Employment Agreement") to extend, amend and restate the terms of Mr. Vaill's then existing employment agreement, which expired in accordance with its terms on December 31, 1995. The Employment Agreement provides for a three-year term which expired December 31, 1998 and has been automatically extended by successive one-year terms each December 31st. The term of the Employment Agreement automatically extended, unless the Company provides thirty days' prior written notice to the contrary to Mr. Vaill. Notwithstanding the foregoing, pursuant to the terms of the Employment Agreement, the Company may terminate Mr. Vaill for cause (as defined in the Employment Agreement). If the Company terminates the Employment Agreement without cause, Mr. Vaill will be entitled to receive, among other things, his base salary for the remainder of the term plus a pro-rata bonus for the year in which the termination occurs. If Mr. Vaill terminates his employment for good reason (as defined in the Employment Agreement) within three years following a change in control (as defined in the Employment Agreement and described below), Mr. Vaill will be entitled to receive a payment equal to 2.99 times his average annual compensation for the five years preceding the change in control, provided that the Company will not be required to make any payment to the extent such payment would constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (a "Parachute Payment"). The Employment Agreement also provides (i) that upon any voluntary termination by Mr. Vaill of his employment (other than with good reason), he shall not be employed by any significant competitor of the Company (as defined in the Employment Agreement) for two years following such termination and (ii) that Mr. Vaill shall not disclose any confidential information obtained by him during his employment.
Mr. Vaill is also eligible to receive stock options under the 1997 Incentive Stock Option Plan and certain incentive payments directly tied to the profit performance of the Company.

    In addition, in May 2001, the Company entered into a Supplemental Executive Retirement Agreement with Mr. Vaill, which provides for payments to Mr. Vaill upon his retirement or termination of employment with the Company, other than for cause. For a more detailed description of the benefits for which Mr. Vaill is eligible, see "Supplemental Executive Retirement Plan."

    The Company entered into an Employment Agreement effective October 31, 1997, (the "Westfield Employment Agreement") with Mr. Bauernfeind. Mr. Bauernfeind's Employment Agreement provides for a five-year initial term expiring on October 31, 2002, The terms of the Westfield Employment Agreement may be extended upon mutual agreement of the parties thereto. As an employee of the Company, Mr. Bauernfeind receives an annual base salary of $350,236. Commencing with fiscal year ended December 31, 1998, Mr. Bauernfeind is eligible for an annual performance fee share bonus representing his allocation of the annual limited partnership bonus pool of Westfield Capital for the fiscal year just ended. The limited partnership bonus pool is determined, and Mr. Bauernfeind's allocation of such bonus pool for any year is a percentage determined in respect of such year by the Westfield Capital Chief Executive Officer and approved by the Westfield Capital Board of Directors. Westfield Capital, as the manager of Westfield Partners, LLC (the "Westfield LLC"), acts as the manager for five limited partnerships. Pursuant to the terms of the Limited Liability Company Agreement of Westfield LLC (the "LLC Agreement"), Westfield Capital has the right to allocate, in its sole discretion, a certain amount of the profit sharing income (as defined in the LLC Agreement) attributable to each such limited partnership among the members of Westfield LLC. Mr. Bauernfeind, a director of the Company and Chief Executive Officer of Westfield Capital, is a member of Westfield LLC and is, thus, eligible to be allocated a portion of such profit sharing income. Mr. Bauernfeind may be terminated for cause (as defined in the applicable Westfield Employment Agreement) upon written notice. If the Company terminates Mr. Bauernfeind without cause (as defined in the applicable Westfield Employment Agreement), then Mr. Bauernfeind will be entitled to receive, among other things, his base salary for the remainder of the term plus a pro-rata bonus for the year in which the termination occurs. If
Mr. Bauernfeind terminates his employment for good reason (as defined in the applicable Westfield Employment Agreement) occasioned by certain events, then he will be entitled to receive his base salary for the shorter of (x) the remainder of the term or (y) the remainder of the term less two years. In addition, the Westfield Employment Agreement provides that Mr. Bauernfeind (i) shall not disclose any confidential information obtained by him during his employment,
(ii) shall not engage in any employment competitive with Westfield Capital during the term of the Westfield Employment Agreement, and (iii) shall not solicit customers or employees of Westfield Capital for the latter of the term of five years following termination of employment or the end of the term.

    The Company entered into an Employment Agreement effective October 15, 1999, (the "Thielen Employment Agreement") with Mr. Thielen. The Thielen Employment Agreement provides for a six-year initial term expiring on October 15, 2005, which shall be renewed automatically for periods of one year commencing on October 15, 2005 and on each subsequent anniversary thereafter, unless either Mr. Thielen or the Company gives written notice to the other not less than ninety days prior to the date of any such anniversary of such party's election not to extend the term. Mr. Thielen initially received an annual base salary of $258,500, subject to certain adjustments. Commencing with fiscal year ended December 31, 2000, Mr. Thielen is eligible to participate in the annual stock option pool and bonus pool, which were established by the Company for the benefit of certain employees and executive officers. If the Company terminates Mr. Thielen without cause (as defined in the Thielen Employment

Agreement), then Mr. Thielen will be entitled to receive his base salary and group health plan benefits for a period until the earlier of (a) the expiration of his term, or (b) twelve months after the date of termination. In addition, the Agreement provides that Mr. Thielen (i) shall not disclose any confidential information obtained during his employment and (ii) shall not solicit customers or employees of the Company for a period ending two years following termination of employment.

    The Company entered into a Change in Control Protection Agreement effective March 19, 1997 (the "Change in Control Agreements") with Mr. Pressey. The Change in Control Agreement provides for certain payments and other benefits upon the occurrence of a change in control (as defined below) and Mr. Pressey's termination by the Company without cause (as defined in the Change in Control Agreements) or by Mr. Pressey for good reason (as defined in the Change in Control Agreements) at any time during the three years after a change in control (as defined below). Upon the occurrence of such events, (i) Mr. Pressey will receive a payment equal to 2.5 times his average annual compensation for the five most recent taxable years preceding the change in control;
(ii) Mr. Pressey's outstanding unvested stock options and restricted stock awards shall become immediately exercisable or otherwise vested; and
(iii) Mr. Pressey will be eligible to receive a pro-rata bonus for the year in which the termination occurs. Notwithstanding the foregoing, the Company will not be required to make any payment to the extent such payment would constitute a Parachute Payment.

    For purposes of the Change in Control Agreements a "change in control" generally means the occurrence of any of the following events: (i) any person (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act")) becomes a beneficial owner (as such term is defined in Rule 13d-3 under the 1934 Act) of at least 25% or more of the voting stock of the Company; (ii) the majority of the Board of Directors of the Company consists of individuals other than Incumbent Directors (as defined in the Change in Control Agreements); or (iii) the stockholders of the Company approve (a) any consolidation or merger of the Company (as defined in the Change in Control Agreements), (b) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company, or (c) any plan of liquidation of the Company.

    In connection with the acquisition of Borel, the Company assumed certain Executive Salary Continuation Agreements by and between Borel and certain of its executive officers, including Messrs. Harold and Ronald Fick. For a description of the Agreements, see "Executive Salary Continuation Agreements."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    Messrs. Bennett, Colangelo and Sinai served as members of the Compensation Committee of the Board of Directors of the Company during fiscal year ended December 31, 2001. None of these individuals has ever been an officer or employee of the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The audit committee consists of three members of the board, each of whom is independent within the definition in the Marketplace Rules of the National Association of Securities Dealers, Inc. The Board adopted a charter for the audit committee which specifies the scope of the audit committee's responsibilities and how it carries out those responsibilities.

    While the audit committee oversees the Company's financial reporting process for the board of directors consistent with the audit committee charter, management has primary responsibility for this process including the Company's system of internal control, and for the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles. In addition, the Company's independent auditors and not the audit committee are responsible for auditing those financial statements.

    The audit committee has reviewed and discussed the Company's December 31, 2001 audited financial statements with management and with KPMG LLP, the Company's independent auditors. The audit committee also has discussed with the independent auditors the matters required to be discussed by statement on Auditing Standards No. 61 (communication with audit committees) as amended by Statement on Auditing Standards No. 90 (audit committee communications). In addition, the audit committee has also received from the independent auditors the written disclosures and the letter required by the Securities and Exchange Commission's auditor independence rules and has discussed with KPMG LLP its independence from the Company. The audit committee also considered whether the auditors' provision of non-audit services to the Company is compatible with the independence of KPMG LLP.

    Based on the reviews and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The audit committee also recommended the reappointment of KPMG LLP as the Company's independent auditors and the Board adopted such recommendation, subject to ratification by the Company's stockholders.

The Audit Committee

    HERBERT S. ALEXANDER, CHAIR    PETER C. BENNETT, VICE CHAIR   ALLEN SINAI

THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

AUDIT FEES

    The following table sets forth fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2001, and fees billed for other services rendered by KPMG LLP.

Audit fees..................................................  $417,457
                                                              --------

Financial information systems design and implementation.....         0

Other fees(1):
  Other Audit and Audit-Related Services:
    Audit related SEC filings...............................   190,855
    Audit of employee benefit plans.........................    15,000
  Tax matters...............................................    99,795
                                                              --------
    Total other fees(2).....................................   305,650
                                                              --------

      Total.................................................  $723,107
                                                              ========

------------------------

(1) "Other Audit and Audit Related Services" consisted principally of issuances of letters to underwriters, audits of financial statements of certain employee benefit plans, review of registration statements and issuance of consents.

(2) Other fees include $89,505 of fees in connection with SEC filings and $19,795 of tax compliance services billed by KPMG LLP, San Francisco to Borel Private Bank & Trust prior to Borel's merger with the Company.

    The Audit Committee has considered the provision of the non-audit services above and determined the provision of such services is compatible with maintaining the auditor's independence.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock, based on the market price of the Company's common stock, with the total return on companies within the NASDAQ Stock Market and the companies within the SNL Bank Asset Index prepared by SNL Securities LLC. The calculation of cumulative return assumes a $100 investment in the Company's common stock, the NASDAQ Stock Market and the SNL Bank Asset Index on December 31, 1996.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
TOTAL RETURN PERFORMANCE

                  BOSTON PRIVATE       NASDAQ -   SNL $1B-$5B
INDEX VALUE  Financial Holdings, Inc.  Total US*   Bank Index
12/31/96                       100.00     100.00       100.00
12/31/97                       148.84     122.48       166.77
12/31/98                       158.14     172.68       166.38
12/31/99                       158.14     320.89       152.91
12/31/00                       373.90     193.01       173.53
12/31/01                       418.22     153.15       210.83

INDEX                                        12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
-----                                        --------   --------   --------   --------   --------   --------
Bostom Private Financial Holdings, Inc.....   100.00     148.84     158.14     158.14     373.90     418.22
NASDAQ - Total US*                            100.00     122.48     172.68     320.89     193.01     153.15
SNL $1B - $5B Bank Index                      100.00     166.77     166.38     152.91     173.53     210.83

------------------------

  * Source: CRSP, Center for Research in Security Prices, Gradutate School Business, The University of Chicago 2002. Used with permission. All rights reserves. crisps.com

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information as of February 2, 2002, regarding (i) the security holdings of each person, including any group of persons, known by the Company to be the beneficial owner of five percent (5%) or more of the outstanding common stock, (ii) of the beneficial ownership interest in the common stock of each director of the Company, and each of the named executive officers of the Company and (iii) the beneficial ownership interest of all directors and executive officers of the Company, as a group. Except as indicated in the notes following the table below, each person or group has sole voting and investment power with respect to all shares of common stock listed.

                                                                AMOUNT AND
                                                                 NATURE OF
                                                                BENEFICIAL               PERCENT OF
NAME OF BENEFICIAL OWNER                                       OWNERSHIP(1)               CLASS(2)
------------------------                                     -----------------           ----------
OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
Herbert S. Alexander.......................................           49,038(3)                 *
Arthur J. Bauernfeind......................................          633,587(4)               2.8%
Peter C. Bennett...........................................           66,558(5)                 *
Eugene S. Colangelo........................................          100,255(6)                 *
Harold A. Fick.............................................          311,392(7)               1.4%
Ronald G. Fick.............................................          196,105(8)                 *
C. Michael Hazard..........................................        1,062,506(9)               4.8%
Lynn Thompson Hoffman......................................          82,758(10)(11)             *
Walter M. Pressey..........................................          80,720(12)                 *
Allen Sinai................................................          47,229(11)                 *
Richard N. Thielen.........................................         152,111(13)                 *
Timothy L. Vaill...........................................         396,030(14)               1.8%
Charles O. Wood, III.......................................         401,824(15)               1.8%

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (16               3,206,117(16)              14.1%
  PERSONS).................................................

------------------------

  * Represents less than 1%

 (1) Beneficial share ownership is determined pursuant to Rule 13d-3 under the 1934 Act. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include shares owned, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed. The amounts set forth as beneficially owned include shares of common stock which such persons had the right to acquire within 60 days of February 2, 2002, pursuant to stock options.

 (2) Percentages are calculated on the basis of 22,308,170 shares of common stock outstanding as of February 2, 2002.

 (3) Includes 21,200 shares subject to options which were exercisable within 60 days of February 2, 2002 and granted to Mr. Alexander pursuant to the Directors' Plan.

 (4) Includes 27,750 shares subject to options which were exercisable within 60 days of February 2, 2002 and granted to Mr. Bauernfeind pursuant to the Long Term Incentive Plan.

 (5) Includes 21,500 shares subject to options which were exercisable within 60 days of February 2, 2002 and granted to Mr. Bennett pursuant to the Directors' Plan.

 (6) Includes 6,766 shares owned by Mr. Colangelo's wife and 16,236 shares owned by two of Mr. Colangelo's children. Mr. Colangelo disclaims beneficial ownership of all such shares. This amount also includes 18,800 shares subject to options which were exercisable within 60 days of February 2, 2002 and granted to Mr. Colangelo pursuant to the Directors' Plan.

 (7) Includes 37,292 shares held as co-trustee for the Sean Alexandre Bovet Trust and the Tamara Gacon Trust, 3,331 shares held by Mrs. Fick and 2,222 shares held by Fick Investments, a partnership in which Mr. Fick is a general partner. Mr. Fick disclaims beneficial interest in all of the foregoing shares except to the extent of his pecuniary interest therein. This amount also includes 11,397 shares subject to options issued to Mr. Fick as a result of the acquisition of Borel and which are currently exercisable.

 (8) Includes 37,292 shares held as co-trustee for the Sean Alexandre Bovet Trust and the Tamara Gacon Trust, 4,079 shares held as custodian for his son, and 2,222 shares held by Fick Investments, a partnership in which Mr. Fick is a general partner. Mr. Fick disclaims beneficial interest in all of the foregoing shares except to the extent of his pecuniary interest therein. This amount also includes 12,647 shares subject to options issued to Mr. Fick as a result of the acquisition of Borel and which are currently exercisable.

 (9) Includes 38,250 shares subject to options which were exercisable within 60 days of February 2, 2002 and granted to Mr. Hazard pursuant to the Long Term Incentive Plan.

(10) Includes 23,000 shares owned by Mrs. Hoffman's husband. Mrs. Hoffman disclaims beneficial ownership of all such shares.

(11) Includes 19,200 shares subject to options which were exercisable within 60 days of February 2, 2002 and granted to each of Mrs. Hoffman and Dr. Sinai pursuant to the Directors' Plan.

(12) Includes 61,157 shares subject to options which were exercisable within 60 days of February 2, 2002 and granted to Mr. Pressey pursuant to the Long Term Incentive Plan.

(13) Includes 2,000 shares subject to options which were exercisable within 60 days of February 2, 2002 and granted to Mr. Thielen pursuant to the Long Term Incentive Plan.

(14) Includes 10,000 shares owned by Mr. Vaill's wife and an aggregate of 15,000 shares owned by three of Mr. Vaill's children. Mr. Vaill disclaims beneficial ownership of all such shares. This amount also includes 240,450 shares subject to options which were exercisable within 60 days of February 2, 2002 and granted to Mr. Vaill pursuant to the Long Term Incentive Plan.

(15) Includes 23,000 shares subject to options which were exercisable within 60 days of February 2, 2002 and granted to Mr. Wood pursuant to the Directors' Plan.

(16) Includes 508,154 shares subject to options which were exercisable within 60 days of February 2, 2002.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Securities Exchange Act of 1934, as amended, requires that the Company's officers and directors, and persons who own more than 10% of the Company's outstanding shares of common stock file initial reports of ownership and reports of changes in ownership with the Commission and NASDAQ. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company under Rule 16a-3(e) of the Exchange Act during fiscal 2000 and Form 5 and amendments thereto furnished to the Company with respect to fiscal 2001, except as detailed below, no officer, director or person who owns more than 10% of the Company's outstanding shares of common stock failed to file on a timely basis such reports. C. Michael Hazard inadvertently failed to file a Form 4 upon the acquisition of 28,815 shares of common stock of the Company in connection with the E. R. Taylor Investment, Inc. (subsequently renamed Boston Private Value Investors, Inc.) acquisition. Mr. Hazard subsequently filed a Form 4 in August 2001.

                           RELATED PARTY TRANSACTIONS

    C. Michael Hazard, a director of the Company, was a stockholder of E. R. Taylor Investment, Inc., (subsequently renamed Boston Private Value Investors, Inc.) which the Company acquired on February 28, 2001. Mr. Hazard received approximately $467,000 in common stock of the Company in that acquisition.

    In connection with the relocation of its headquarters office, Borel entered into a ten-year lease during 1986 for office space located in the Borel Financial Center in San Mateo, California, which is owned by the Borel Estate Company, a limited partnership. Two of the general partners of Borel Estate Company are relatives of Borel Bank's Vice Chairman and Director Harold A. Fick and of President and Chief Executive Officer and Director Ronald G. Fick. Harold
A. Fick is also a director of Boston Private Financial Holdings, Inc. The Vice-Chairman of the Board of Borel Bank, Miller Ream, is a general partner in a limited partnership which is the other general partner. The limited partners of Borel Estate Company are Harold A. Fick, Ronald G. Fick and two of their relatives.

    In February 1997, Borel exercised the first of four five-year options to extend the term of the lease commencing on March 12, 1997. As calculated pursuant to the terms of the lease, the base rent for the additional period was $2.65 per square foot per month. Payment of the base rent was abated for the first six months of the additional period, through September 11, 1997. During 2001, Borel Estate Company received $734,073 in rental payments from Borel. In December 2001, Borel exercised its second option to extend the lease for an additional five-year term. The lease payments for this additional period, starting March 13, 2002 will be calculated in accordance with the terms of the original lease. The lease calls for a rent adjustment equal to the lesser of:
a) an adjustment for the change in the consumer price index (CPI) for the five year period, or b) an adjustment to make the rental payments equal to 90% of the agreed upon market rent. The cost would be $3.43 per square foot if based on the agreed upon fair market rent. The anticipated cost based on the current estimated CPI would be slightly less.

    Decision Economics has a contract for $50,000 with the Company to provide information support and strategic advisory services. The services consist of written materials and personal appearances by the President and Chief Global Economist of Decision Economics, Inc., Dr. Allen Sinai. Dr. Sinai is also a Director of the Company.

    Certain of the executive officers and directors of the Company have loans outstanding with either of Boston Private Bank or Borel. Such loans were made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                                  PROPOSAL 2.
              RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITOR

    The Board of Directors has selected KPMG LLP to serve as independent accountants for the Company for the fiscal year ending December 31, 2002, subject to the ratification by the stockholders, in the belief that such firm is well qualified.

    KPMG LLP examined and reported upon the financial statements of the Company for the fiscal year ended December 31, 2001, which consisted principally of issuances of letters to underwriters, audits of employee benefit plans, reviews of registration statements and issuances of consents. KPMG LLP also performed certain non-audit services for the Company during fiscal 2001. All of the professional services provided by KPMG LLP during 2001 were furnished for the fees described in the section titled "Audit Fees". Neither KPMG LLP nor any of its partners (other than as independent auditors) has any direct or indirect financial interest in, has any connection with or will benefit from the Company or any of its subsidiaries. KPMG LLP has served as the Company's independent auditors since the Company commenced operations in 1987. A representative of KPMG LLP is expected to be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

    Unless otherwise instructed, the persons named in the proxy will vote the shares to which the proxy relates FOR the ratification of the selection of KPMG LLP as independent auditors of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF THE FIRM OF KPMG LLP AS INDEPENDENT AUDITORS TO EXAMINE THE COMPANY'S FINANCIAL STATEMENTS FOR THE CURRENT FISCAL YEAR.

                            SOLICITATION OF PROXIES

    The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company's regular employees may also solicit proxies personally or by telephone. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of common stock held of record by them. Such custodians will be reimbursed for their expenses.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be considered at the Meeting. If any other matters properly come before the Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    Stockholder proposals intended to be presented at the next annual meeting of stockholders must be received by the Company on or before November 11, 2002 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy. Any such proposals should be mailed to: Clerk, Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, MA 02109.

    A stockholder of record who wishes to present a proposal at the next annual meeting, other than a proposal to be considered for inclusion in the Company's proxy statement described above, must provide written notice of such proposal and appropriate supporting documentation, as set forth in the Company's By-laws, to the Company at its principal executive office not less than 60 days nor more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, timely notice by the stockholder must be delivered not earlier than the close of business on the later of (a) the 60th day prior to the scheduled date of such annual meeting or (b) the 10th day following the first date on which the date of such annual meeting is publicly disclosed. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to Commission rules governing the exercise of this authority. Any such proposal should be mailed to: Clerk, Boston Private Financial
Holdings, Inc., Ten Post Office Square, Boston, MA 02109.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS


                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
               TEN POST OFFICE SQUARE, BOSTON, MASSACHUSETTS 02109

The undersigned hereby constitutes and appoints Walter M. Pressey and Margaret
W. Chambers, each of them, as proxies of the undersigned, with full power to appoint his or her substitute, and authorizes each of them to represent and to vote all shares of common stock of Boston Private Financial Holdings, Inc. (the Company") held by the undersigned as of the close of business on February 28, 2002, at the Annual Meeting of Shareholders to be held at the offices of the corporation, Ten Post Office Square, 2nd Floor, Boston, Massachusetts, on April 18, 2002, commencing at 11:00 a.m., local time, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S) AND IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ITEMS DESCRIBED IN PROPOSALS 1 AND 2 AND AT THE PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders, the proxy statement with respect thereto, the Company's annual report on Form 10-K for Fiscal Year 2001, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED? Please provide new address below:


------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

[x]      PLEASE MARK VOTES AS IN THIS EXAMPLE

         1. Proposal to elect four (4) Class II Directors to serve until the 2005 Annual Meeting and until their successors are duly elected and qualified.

                                             [ ]             [ ]          [ ]
                                           For All        Withhold      For All
                                           Nominees                     Except

         Nominees:         [01]  Arthur C. Bauernfeind
                           [02]  Peter C. Bennett
                           [03]  C. Michael Hazard
                           [04]  Walter M. Pressey


If you wish to withhold your vote for any of the nominees listed above, mark the "For All Except" box and strike a line through the names(s) of the nominee(s) for whom you wish to withhold your vote.


                                                  [ ]         [ ]         [ ]
                                                  For       Against     Abstain

         2. Proposal to ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

         3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting of any adjournment thereof.

Mark box at right if you plan to attend the Annual Meeting. [ ]

Mark box at right if an address change has been noted on the reverse side of this card. [ ]

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD.

(Please sign name exactly as your name(s) appear(s) hereon. Where there is more than one holder, each should sign the proxy card. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership the proxy should be signed by a duly authorized person stating his or her title or authority).

Signature: ___________________________   Signature:_____________________________

Date:_________________________________   Date:__________________________________

DETACH CARD                                                  DETACH CARD

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Card.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please Mark the boxes on this Proxy Card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, April 18, 2002.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Boston Private Financial Holdings, Inc.